Exhibit 99.(a)(1)(D)
EMULEX CORPORATION
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS
WITHDRAWAL FORM
     You previously received (1) a copy of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”); (2) the letter from James M. McCluney; (3) an election form; and (4) this withdrawal form. You signed and returned the election form, in which you elected to ACCEPT the Company’s offer to exchange some or all of your eligible options. You should submit this form only if you have changed your mind and now wish to change that election and REJECT the Company’s offer to exchange some or all of your eligible options. Any capitalized terms not defined herein are defined in the instructions attached to this form. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS WITHDRAWAL FORM.
     To withdraw your election to exchange some or all of your eligible options, please complete, sign, date and deliver this withdrawal form by 11:59 p.m., California time, on the expiration date of the offer by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, delivered by one of the abovementioned means and actually received by the Company by the deadline will be accepted. If you withdraw your acceptance of the offer with respect to some or all of your eligible options, you will not receive any restricted stock units in replacement for the withdrawn options. You will keep all of the options that you withdraw and they will continue to be governed by the plans under which they were granted and the existing option agreements between you and the Company. You may change this withdrawal and again elect to exchange some or all of your eligible options by delivering a new election form to the Company by one of the abovementioned means by the expiration date of the offer.

Please check the appropriate box:
☐	I withdraw my election to exchange and instead REJECT the Offer to Exchange all of my options.
OR
☐	I withdraw my election to exchange options as to my options listed below (please list). Any options previously elected to be exchanged by me but not listed below will remain elected for exchange:

Option Number	Grant Date
Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature	Date and Time

Employee name (Please print)	Email address

EMULEX CORPORATION
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS
INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Withdrawal Form.
     A properly completed and signed copy of this withdrawal form must be received by the Company before 11:59 p.m., California time, on July 13, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     If the Company extends the offer, the completed withdrawal form must be received by the Company by the date and time of the extended expiration date of the offer.
     The delivery of all required documents, including withdrawal forms, is at your risk. Delivery will be deemed made only when actually received by the Company. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your withdrawal form by e-mail promptly after its receipt. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your withdrawal form has been received by the expiration date of the offer. Only responses that are complete, signed, delivered by one of the abovementioned means and actually received by the Company by the expiration date of the offer will be accepted.
     Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered options from the exchange offer, you may change your mind and re-elect to exchange some or all of the withdrawn options until the expiration of the exchange offer. You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the exchange offer, unless you properly re-elect to exchange those options before the expiration date of the offer. Tenders to re-elect to exchange options may be made at any time before the expiration date of the offer. If the Company extends the offer beyond that time, you may re-tender your options at any time until the extended expiration date of the offer.
     To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information before 11:59 p.m., California time, on July 13, 2009 (or such later date as may apply if this exchange offer is extended) by one of the following means:

By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered for exchange before the expiration date of the offer by delivery of a new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly completed, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election or withdrawal form received by us prior to the expiration date of the offer.
     Although it is our intent to send you an e-mail confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.
2. Signatures on this Withdrawal Form.
     If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.
     If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this withdrawal form.
3. Other Information on this Withdrawal Form.
     In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.
4. Requests for Assistance or Additional Copies.
     Any questions and any requests for additional copies of the Offer to Exchange, the election form or this withdrawal form may be directed to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com Copies will be furnished promptly at the Company’s expense.

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5. Irregularities.
     We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any withdrawal forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any withdrawal form or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.
     Important: The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by the Company on or before the expiration date of the offer.
6. Additional Documents to Read.
     You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from James M. McCluney, before making any decisions regarding participation in, or withdrawal from, the offer.
7. Important Tax Information.
     If you are subject to taxation in the United States, you should refer to Section 13 of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.